Exhibit 99.1
DOLAN MEDIA SUBSIDIARY AMERICAN PROCESSING COMPANY
SIGNS AGREEMENT TO ACQUIRE NATIONAL DEFAULT EXCHANGE
ADDS MORTGAGE DEFAULT PROCESSING OPERATIONS SERVING TEXAS,
CALIFORNIA AND GEORGIA
Dolan Media Signs Agreement for $64 million Private Placement
MINNEAPOLIS, MN — July 28, 2008 — Dolan Media Company (NYSE: DM), a leading provider of business information and professional services to the legal, financial and real estate sectors in the United States, said today that its majority-owned subsidiary, American Processing Company, LLC, (APC), has signed a definitive agreement to purchase National Default Exchange (NDEx), a leading mortgage default processing services company based in Addison, Texas.
NDEx provides mortgage default processing services in Texas, California and Georgia, three of the top 10 states experiencing prolific default-related activity. APC currently provides similar services in Michigan, Indiana and Minnesota.
NDEx also provides property title services and licenses specialized software for the mortgage banking industry.
“This is an accretive and highly complementary transaction that provides us with entry into three of the nation’s largest states in terms of their projected growth in mortgage defaults,” said Dolan Media Chairman, President and Chief Executive Officer James P. Dolan. “NDEx is a well-respected company with an outstanding management team and operating track record. It will broaden our new market focus beyond acquisitions by providing us with the resources and knowledge to launch operations in new states. Adding NDEx’s capabilities will strengthen our ability to pursue a national footprint to address this problem and generate value for our shareholders,” Dolan added.
NDEx, which is well established in Texas, launched its default processing services in 2007 in the fast-growing California market and entered Georgia earlier this year.
The transaction will be funded by a significant portion, or all, of a $64 million private placement of Dolan Media common stock and by debt from the company’s credit facility.

The closing of the acquisition is conditioned upon National Default Exchange, LP entering into a long-term exclusive services agreement with Barrett Daffin Frappier Turner & Engel, L.L.P., an Addison, Texas, law firm which currently uses NDEx for processing services. It is also conditioned upon termination of the waiting period under the Hart-Scott-Rodino Act and satisfaction or waiver of customary closing conditions. The company plans to make its Hart Scott Rodino filing with the Federal Trade Commission and the Department of Justice this week.
Dolan Media said it plans to update its financial guidance during the second quarter 2008 earnings call, scheduled for 3:30 p.m. CDT August 7, 2008.
According to the first quarter 2008 Mortgage Bankers Association delinquency survey, California, Texas and Georgia ranked first, third and seventh, respectively, among the 50 states in estimated foreclosure starts during the first quarter of 2008. In California, NDEx provides its default processing services directly to lenders and loan servicers. A license to practice law is not required to manage the mortgage default processes in California. In most other states, attorneys must oversee such matters.
APC President David Trott noted the importance of the California expansion. “This transaction will establish APC’s footprint in the state of California, the largest and one of the most active default management markets in the United States,” he said. “Our primary focus in the year ahead will be on integrating NDEx with APC and supporting the continued growth of our operations. We welcome Mike Barrett and his outstanding NDEx management team to APC and we look forward to their contributions.”
APC and NDEx each use proprietary automated workflow process management systems that allow efficient and secure handling of large numbers of cases. Trott said the Dallas processing operations of NDEx would be maintained and that over time the best aspects of the APC and NDEx technology platforms would be combined.
NDEx President Michael C. Barrett pointed out the strength of the two companies together. “The combination of APC and NDEx builds a stronger, more efficient company that is positioned to offer better service to clients”, Barrett said. “Now that we will provide default services in six states, we look forward to leveraging our opportunities in technology, customer service and marketing to further drive our business. We are extremely excited about the future growth opportunities for our company.”
After closing, Barrett will remain with NDEx as its president and chairman emeritus. He also will remain as managing partner of the law firm Barrett Daffin Frappier Turner & Engel.
Private Placement of Equity
Dolan Media also said it entered into a securities purchase agreement for a $64.0 million private placement of 4.0 million shares of its common stock at $16.00 per share. The company plans to use a significant portion, or all, of the net proceeds of the private placement to fund the acquisition of NDEx and to use any remaining proceeds for other acquisitions, working capital and other general corporate purposes.
Under the terms of the purchase agreement, the company is obligated to file a registration statement covering re-sale of the privately-placed shares and to cause a registration statement to be effective within 120 days of the closing. The company has agreed to pay to the purchasers cash penalties associated with any failure to meet the registration deadline.
Allen & Company, New York, and Craig-Hallum Capital Group LLC, Minneapolis, acted as placement agents for the equity transaction.
Amended Credit Agreement
Dolan Media also said that it amended its credit agreement with a lending syndicate led by US Bank NA. The amendment approves the NDEx acquisition and waives the requirement that the company apply 50% of the proceeds of the private placement to the repayment of outstanding debt. It also lowers the maximum leverage ratios and increases the interest rate margins charged to the company on the loans under the credit facility.
Dolan said that at the closing of the NDEx transaction, “We expect to have a debt-to-pro forma adjusted EBITDA ratio of approximately 2.7 times, well within our comfort level. We believe that we can reduce this ratio to less then two times by the end of next year.”
Dolan Media Company is a leading provider of business information and professional services to the legal, financial and real estate sectors. Its Professional Services Division provides specialized services to the legal profession through APC and also through its Counsel Press, LLC unit. Counsel Press is the nation’s largest provider of appellate services to the legal community. The Company’s Business Information Division produces business journals, court and commercial media and other publications, operates web sites and conducts a broad range of events for targeted professional audiences in each of the 21 geographic markets that it serves across the United States.
Conference Call
Dolan Media Company will host a conference call today, July 28, 2008, at 1:30 p.m. Central Daylight Time (2:30 p.m. Eastern Daylight Time) to discuss the agreement to acquire NDEx. The call, which will be hosted by Jim Dolan as well as Scott Pollei, executive vice president and chief financial officer, will be broadcast live over the internet and accessible through the investor relations section of the company’s web site at www.dolanmedia.com. Interested parties should access the webcast approximately 10 to 15 minutes before the scheduled start time to register and download any necessary software needed to listen to the call. The webcast also will be archived online approximately one hour after the completion of the conference call and will be available at the investor relations section of the company’s web site for a period of 21 days.
Safe Harbor Statement
This release contains forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. The words “expect,” “believes,” “continue,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that may cause our actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward looking statements. These risks, uncertainties and other factors include, but are not limited to, the following: we have owned and operated the businesses in our Professional Services Division (APC and Counsel Press) for a short period of time; if the number of case files referred to APC by our customers decreases or fails to increase, our operating results and ability to execute our growth strategy could be adversely affected; government regulation of sub-prime, Alt-A and other non-traditional mortgage products, including voluntary programs adopted by lenders and loan servicers, may have an adverse effect on or restrict APC’s operations; integration of acquired businesses may place a strain on our management and internal systems, processes and controls; we may not be able to close the acquisition of NDEx on a timely basis or at all; the acquisition of NDEx may expose us to particular business and financial risks that include, but are not limited to: (1) diverting management’s time, attention and resources from managing the business; (2) incurring significant additional capital expenditures and operating expenses to improve, coordinate or integrate managerial, operational, financial and administrative systems; (3) failing to integrate the operations, personnel and internal controls of NDEx into APC or to manage NDEx or our growth; and (4) facing operational difficulties in new markets or with new product and service offerings; and we will be required to incur additional indebtedness to close the acquisition of NDEx and this additional debt will consume a significant portion of our ability to borrow and may limit our ability to pursue other acquisitions or growth strategies. Please also see “Risk Factors” contained in Item 1A of our annual report on Form 10-K filed with the SEC on March 28, 2008 and Item 1A of Part II of our quarterly report on Form 10-Q filed with the SEC on May 8, 2008, both available at the SEC’s web site at www.sec.gov, for a description of some of these and other risks, uncertainties and factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, forward looking statements. You should not place undue reliance on any forward-looking statements. Except as required by federal securities law, we assume no obligation to update publicly or to revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available, new events occur or circumstances change in the future.
Investor Contact:
Haug Scharnowski
Director Investor Relations, Dolan Media Company
haug.scharnowski@dolanmedia.com
612-317-9420